UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/22/2011

eBay Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24821

Delaware	77-0430924
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2145 Hamilton Avenue, San Jose, California
(Address of principal executive offices, including zip code)

(408) 376-7400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 22, 2011, the Board of Directors of eBay Inc. (the "Company") approved the amendment and restatement of the Company's Amended and Restated Bylaws (the "Bylaws"), effective immediately, to amend the voting standard set forth in Article X of the Bylaws to provide that the stockholders of the Company holding at least a majority of the Company's outstanding voting stock shall have the power to adopt, amend or repeal the Bylaws. Previously, Article X of the Bylaws provided that an amendment to the Bylaws required the approval of at least 66-2/3% of the Company's outstanding voting stock.

    A copy of the Bylaws is set forth as Exhibit 3.2 and is incorporated herein by reference. The foregoing description of the Bylaws is qualified in its entirety by reference to the full text thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.

Date: June 28, 2011	By:	/s/ Brian H. Levey
Brian H. Levey
Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-3.2	Amended and Restated Bylaws of eBay Inc.